Exhibit 10.11

Execution Copy

AMENDMENT NO. 2

AMENDMENT NO. 2, dated as of November 17, 2006 (this “Amendment”), among Medco Health Solutions, Inc. (the “Borrower”), the Lenders hereto and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) amends the Credit Agreement, dated as of August 18, 2005 (as amended by Amendment No.1 dated as of February 17, 2006 and as otherwise amended, modified or supplemented from time to time, the “Credit Agreement”) among the Borrower, the Lenders and Issuing Bank party thereto and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, the Borrower has requested a Revolving Credit Facility Increase, pursuant to Section 2.01(c) of the Credit Agreement, in the aggregate principal amount of $250,000,000 (the “Revolving Credit Facility Increase”); and

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders party hereto enter into this Amendment to amend the Credit Agreement as set forth herein to give effect to the Revolving Credit Facility Increase.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

2. Revolving Credit Facility Increase. Effective as of the Effective Date (as defined below) and subject to the terms and conditions set forth herein, each Lender party hereto (including each Person that becomes a Lender pursuant to Section 6 hereof) shall, pursuant to clause (c) of the definition of “Revolving Credit Commitment” in Section 1.01 of the Credit Agreement, have an incremental Revolving Credit Commitment for the purposes of the Credit Agreement in the amount set forth adjacent to such Lender’s name on Annex I hereto.

3. Conditions to Effectiveness of this Amendment. This Amendment shall become effective as of the first date (the “Effective Date”) on which each of the following conditions precedent shall have been satisfied:

(a) The Administrative Agent shall have received each of the following, each dated the Effective Date (unless otherwise indicated or agreed to by the Administrative Agent) and each in form and substance reasonably satisfactory to the Administrative Agent:

(i) counterparts of this Amendment duly executed and delivered by each Loan Party, the Administrative Agent and each Lender (including any person that becomes a Lender pursuant to Section 6 hereof) that is providing a commitment with respect to the Revolving Credit Facility Increase;

(ii) certified copies of resolutions of the Board of Directors of each Loan Party approving the consummation of the Revolving Credit Facility Increase and the execution, delivery and performance of this Amendment;

(iii) an opinion of internal counsel for the Loan Parties, addressed to the Administrative Agent, the Lenders and the Issuing Bank and in form and substance reasonably satisfactory to the Administrative Agent;

(iv) a certificate from an Executive Officer of the Borrower, certifying that on the Effective Date and immediately after giving effect to the Revolving Credit Facility Increase, the Borrower shall be in compliance with the financial covenants contained in Section 6.08 of the Credit Agreement, in each case determined on a pro forma basis after giving effect to the Revolving Credit Facility Increase as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered to the Administrative Agent pursuant to Sections 5.01(a) or 5.01(b) of the Credit Agreement, as applicable, in each case in form and substance and with supporting documentation reasonably satisfactory to the Administrative Agent; and

(v) such other documents as the Administrative Agent may reasonably request.

4. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders and Issuing Bank, on and as of the date hereof, that:

(a) each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment, this Amendment has been duly executed and delivered by each Loan Party, and this Amendment is the legal, valid and binding obligation of each Loan Party, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles;

(b) The representations and warranties of the Borrower set forth in Article III of the Credit Agreement are true and correct in all material respects (except that to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, such representation or warranty shall be true and correct in all respects) both before and after giving effect to the Revolving Credit Facility Increase, except to the extent expressly referring only to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; and

(c) At the time of, and immediately after giving effect to, the Revolving Credit Facility Increase, no Default shall have occurred and be continuing.

5. Reaffirmation.

(a) Each Loan Party hereby consents to the execution, delivery and performance of this Amendment and agrees that each reference to the Credit Agreement in the Loan Documents shall, on and after the Effective Date, be deemed to be a reference to the Credit Agreement as amended by this Amendment.

(b) Each Loan Party hereby acknowledges and agrees that, after giving effect to this Amendment, all of its respective obligations and liabilities under the Loan Documents to which it is a party are reaffirmed, and remain in full force and effect.

(c) As of the Effective Date, each Guarantor reaffirms the guarantees granted to the Guaranteed Parties pursuant to the Guaranty, which Guaranty shall continue in full force and effect during

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the term of the Loan Agreement and any amendments, amendments and restatements, renewals or extensions or other modifications thereof and shall continue to guarantee the Guaranteed Obligations (including the Revolving Credit Facility Increase).

6. Allocations. On the Effective Date, each person which is an Eligible Assignee that executes this Amendment as a “Lender” shall become a Lender for all purposes of the Credit Agreement and the other Loan Documents, having a Revolving Credit Commitment, along with each existing Lender which is providing the Revolving Credit Facility Increase, in the amount respectively set forth adjacent to such Lender’s name on Annex I hereto. On the Effective Date, each Lender (including any existing Lender and any Eligible Assignee which becomes a Lender as aforesaid) providing a commitment with respect to the Revolving Credit Facility Increase shall purchase and assume from each existing Lender having Revolving Loans and participations in Letters of Credit and Swingline Loans outstanding on such Effective Date, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Applicable Percentage of the new Revolving Credit Commitments (after giving effect to the Revolving Credit Facility Increase), in the aggregate outstanding Revolving Loans and participations in Letters of Credit and Swingline Loans, so as to ensure that, on the Effective Date after giving effect to the Revolving Credit Facility Increase, each Lender is owed only its Applicable Percentage of the Revolving Loans and participations in Letters of Credit and Swingline Loans outstanding on the Effective Date. The Borrower agrees to compensate any existing Lender for any loss or expense of the type described in Section 2.15 (Break Funding Payments) of the Credit Agreement incurred by such Lender as a result of the provisions of this Section 6, but only to the extent that (a) such Lender holds a Eurodollar Loan as of the Effective Date and (b) the Effective Date does not coincide with the last day of the applicable Interest Period with respect to such Eurodollar Loan.

7. Continuing Effect. Except as expressly set forth in this Amendment, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect and the Borrower shall continue to be bound by all of such terms and provisions. The amendments to the Credit Agreement provided for herein are limited to the specific provisions of the Credit Agreement specified herein and shall not constitute an amendment of, or an indication of the Administrative Agent’s or the Lenders’ willingness to amend or waive, any other provisions of the Credit Agreement or the same sections for any other date or purpose. On and following the Effective Date, this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

8. Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable out of pocket costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment, and other documents prepared in connection herewith, and the transactions contemplated hereby, including, without limitation, reasonable fees and disbursements and other charges of counsel to the Administrative Agent and the charges of IntraLinks™ relating to the Amendment.

9. Choice of Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with the law of the State of New York.

10. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment.

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11. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

12. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13. Loan Document. This Amendment is a Loan Document.

14. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT AND ANY OTHER LOAN DOCUMENT.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

MEDCO HEALTH SOLUTIONS, INC.
as Borrower and Guarantor

By:	/s/ Walter D. Hosp
Name:	/s/ Walter D. Hosp
Title:	Vice President and Treasurer

ACCREDO HEALTH, INCORPORATED
as Guarantor

By:	/s/ Walter D. Hosp
Name:	/s/ Walter D. Hosp
Title:	Treasurer

[SIGNATURE PAGE TO AMENDMENT NO. 2]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Lender

By:	/s/ Dawn Lee Lum
Name:	/s/ Dawn Lee Lum
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2]

,
as Lender

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 2]

ANNEX I

Commitments with respect to Revolving Credit Facility Increase

Lender	Revolving Credit Commitment

Total Revolving Credit Commitments with respect to Revolving Credit Facility Increase:	$250,000,000